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                                 Exhibit 10.106

                               JPMORGAN CHASE BANK
                           707 Travis, 6th Floor North
                              Houston, Texas 11002


                                 August 14, 2003


American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107

Attention:  Mr. Jeffrey Ruben

Gentlemen and Ladies:

      This Commitment Letter is intended to set forth the results of discussions between JPMorgan Chase Bank ("JPM") and American Business Financial Services, Inc. ("ABFS") relating to the proposed secured mortgage warehouse facility (the "Facility") provided by JPM. Subject to the satisfaction of the conditions set forth in this Commitment Letter, JPM commits to make the loan (the "Loan") and provide the Facility contemplated hereby to ABFS and ABFS, commits to have a bankruptcy remote business trust, wholly owned by ABFS, borrow such Loan. Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the "Summary of Terms and Conditions" attached hereto.

      1. Principal Terms and Standard Conditions. The principal terms of the Facility are set forth in the Summary of Terms and Conditions. The Summary of Terms and Conditions are incorporated by reference herein for all purposes and deemed part of this Commitment Letter.

      2. General Understanding. ABFS and JPM each covenants to act in good faith to do all things reasonably required to consummate the closing of the Facility. ABFS will cooperate and use best efforts to promptly supply JPM with all due diligence materials requested by JPM and prepare or cause to be prepared documents relating to the Facility. ABFS acknowledges that JPM has set forth in this Commitment Letter the terms and conditions upon which it is willing to provide the Facility based upon ABFS oral or written representations regarding itself and the Eligible Collateral and prior to its own due diligence investigation. If, as a result of JPM's own due diligence investigation, JPM's findings are inconsistent with ABFS's oral or written representations, JPM may terminate its obligations under this Commitment Letter. On the closing date, (a) the value and condition of the Eligible Collateral, the financial statements of ABFS and all other features of the transaction shall be as represented in the documents and communications presented to JPM in order to induce JPM to enter into the Commitment Letter; (b) the condition of the Eligible Collateral, the economy and the capital markets shall be without material adverse change, in all cases, JPM shall have no obligation to close the Facility under this Commitment Letter.


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      3.   Expiration Date. If the Facility does not close on or prior to
September 15, 2003 (as such date may be extended, the "Commitment Expiration Date"), this Commitment Letter will be deemed terminated and JPM shall have no further obligations hereunder unless JPM otherwise elects in writing to extend the Commitment Expiration Date.

      4. Confidentiality. Except to the extent required by law, ABFS agrees not to disclose, and to cause its officers, directors, employees and agents not to disclose, this Commitment Letter, any of the terms, conditions, or other facts relating to the Facility, including the status thereof, or the fact that discussions or negotiations are taking place concerning the Facility, to any person other than its attorneys and other advisors who need to know such information for the purpose of causing the consummation of the Facility. Notwithstanding anything to the contrary contained herein or in the Summary of Terms and Conditions, all persons may disclose to any and all persons, without limitation of any kind, the federal income tax treatment of the Facility, any fact relevant to understanding the federal tax treatment of the Facility, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided, that no person may disclose the name of or identifying information with respect to any party identified herein or in the Summary of Terms and Conditions or any pricing terms or other nonpublic business or financial information (including Wet Sublimits and Financial Covenants) that is unrelated to the purported or claimed federal income tax treatment of the transaction without the prior consent of JPM. The terms set forth herein are proprietary to JPM and are made available to ABFS solely for the evaluation of the Facility. Oral or written disclosure of this Commitment Letter to any competitor of JPM shall be detrimental to JPM and shall be an explicit violation of this paragraph. The obligations of ABFS under this paragraph shall survive the Commitment Expiration Date.

      5. Expenses. ABFS hereby agrees to pay or to reimburse JPM, upon demand, whether or not the Facility is consummated, the out-of-pocket expenses (collectively, the "Expenses") incurred by JPM in connection with the preparation of the Facility, as more particularly described in the Summary of Terms and Conditions.

      6. Indemnification. ABFS agrees to indemnify and hold harmless JPM and each director, officer, employee, affiliate and agent thereof (each, an "indemnified person") against, and to reimburse each indemnified person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such indemnified person may become subject insofar as such Losses arise out of or in any way relate to or result from this Commitment Letter or the Facility contemplated hereby, including, without limitation, Losses consisting of legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); provided that the foregoing will not apply to any Losses to the extent they result are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person. ABFS's obligations under this paragraph shall remain effective whether or not definitive facility documentation is executed and notwithstanding any termination of this Commitment Letter. Neither JPM nor any other indemnified personal shall be responsible or liable to any other person for consequential damages, which may be alleged as a result of this Commitment Letter or the Facility contemplated hereby.


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      7.   Miscellaneous.

           (a) By ABFS's execution and delivery below, ABFS hereby represents, warrants, covenants and agrees that: (i) it has the power and authority to enter into this Commitment Letter; (ii) no other party has a right of refusal or other option which could cause the Facility not to be consummated; and (iii) neither ABFS nor any of their affiliates or principals have been a party to any bankruptcy, insolvency or similar proceedings.

           (b) ABFS will have no right to assign this Commitment Letter or any of its rights or obligations hereunder.

           (c) This Commitment Letter shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York for any legal action or proceeding resulting from the transaction contemplated herein.

           (d)    EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

           (e) This Commitment Letter is intended for the benefit of the parties hereto and their respective affiliates and not for the benefit of any third parties.

           (f) No amendment or modification to this Commitment Letter will be effective unless evidenced by a writing executed by all the parties hereto.

           (g) This Commitment Letter contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Commitment Letter.


                    [SIGNATURES COMMENCE ON FOLLOWING PAGE]











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      Please indicate your agreement to the above by executing a copy of this
Commitment Letter in the place provided below and returning a fully executed copy to the undersigned. This Commitment Letter shall not be effective unless executed by both JPM and ABFS on or prior to September 15, 2003 unless extended in writing by JPM in its sole discretion.

                                      Very truly yours,

                                      JP MORGAN CHASE BANK


                                      By:     /s/ Michael W. Nicholson
                                      -----------------------------------------
                                      Name:       Michael W. Nicholson
                                      Title       Senior Vice President

Agreed and Accepted as of this 14th day of August, 2003:

AMERICAN BUSINESS FINANCIAL SERVICES, INC.


By:  /s/ Stephen Giroux
------------------------------------------------
Name:    Stephen Giroux
Title:   Vice President and General Counsel

















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Confidential                       [a Delaware business trust to be determined].

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                        SUMMARY OF TERMS AND CONDITIONS
                        -------------------------------

This is a summary of indicative terms and conditions (the "Term Sheet") solely for discussion purposes. The Term Sheet is not a commitment by JPM to provide the Facility (as defined below). Any commitment will be in the form of a commitment letter, which may contain further or different terms from those set forth below, depending on the outcome of due diligence, the credit review process and negotiations with Borrower and Guarantor (as defined below). Borrower and Guarantor are advised to make an independent review and reach their own conclusions regarding the legal, tax and accounting aspects of the terms outlined herein. Subject to, among other things, satisfactory due diligence, credit approval, documents, filings and opinions acceptable to counsel, JPM would be prepared to consider providing the Facility on the indicative terms set forth herein.

BORROWER:       A bankruptcy-remote Delaware business trust wholly owned by ABFS

SERVICER:       American Business Financial Services ("ABFS"). The Servicer
                is subject to renewal every 60 days by the Agent with a minimum of 30 days notice of termination.

PARTIAL
GUARANTOR:      American Business Financial Services ("ABFS"). The Guarantor
                shall unconditionally guarantee 10% of the aggregate outstanding amount due under the Facility.

LENDER:         JPMorgan Chase Bank

COLLATERAL
AGENT:          JPMorgan Chase Bank ("JPM") or ("Agent")

FACILITY:       $200,000,000 Secured, Mortgage Warehouse Facility (the
                "Facility" or "Total Facility Amount").

MATURITY:       364 days from closing.

PURPOSE: To warehouse conforming and nonconforming first and second lien mortgage loans secured primarily by residential mortgages, for which the Collateral Agent has received documents until they are sold into the secondary market (whether through securitization or through direct cash sales to Investors).

                The amount available for Wet Sublimit is available to finance those mortgage loans which have closed and funded at or by title companies and whose documents are in transit to the Collateral Agent. Loan documents are to be delivered to the Collateral Agent within five business days. Once the loans have been received by the Collateral Agent, they will be moved from the Wet Sublimit to the regular warehouse line.

ELIGIBLE
COLLATERAL:     GENERAL COLLATERAL RESTRICTIONS

                o No mortgage loan that is delinquent 60 days or more at any time will be included
                o No mortgage loan that is delinquent 30 days or more, at the Original Pledge Date under this Facility, shall be included
                o Each first lien mortgage loan has been pledged for 90 days or less from the Original Pledge Date, except for an aggregate amount not to exceed 10% of the Facility for up to 120 days from the Original Pledge Date
                o Each second lien mortgage loan has been pledged for 60 days or less from the Original Pledge Date
                o Each mortgage loan is covered by a forward loan purchase agreement.
                o Notes or other material documents sent out for correction have been returned to the custody of the Collateral Agent within 10 Calendar days

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Confidential                       [a Delaware business trust to be determined].

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                o   The Wet Sublimit will be limited to no more than 20% of the
                    Facility Amount, with documents to be delivered to the Agent within five business days
                o Total second lien mortgage loans will be limited to no more than 10% of the Facility
                o   Mobile Home loans shall be excluded
                o Residential mortgage loans to affiliates, or to corporations, partnerships or any entity (other than natural persons) are not permitted
                o No Mortgage Loan (a) is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), or (b) contains any term or condition, or involves any loan origination practice, that has been defined as "predatory", "covered" or "threshold" under applicable federal, state or local law, or which has been expressly categorized as an "unfair" or "deceptive" term, condition, or practice in any applicable federal, state or local law (or the regulations promulgated thereunder).
                o No mortgage loan will have a CLTV greater than 90%, except for an amount up to 5% of the Facility with a CLTV up to 95%
                o   CLTV for B credit grade loans cannot exceed 85%
                o   CLTV for C credit grade loans cannot exceed 80%
                o Loans with a credit grade of less than C shall not be considered eligible collateral o Loans with a FICO score of less than 525 shall not be considered eligible collateral

                SPECIFIC COLLATERAL RESTRICTIONS

                Residential mortgage loans, subject to the following:

                o The minimum weighted average FICO score of 610 must be maintained
                o The maximum weighted average LTV is 83% for fixed rate mortgages and 85% for adjustable rate mortgages



                                                          Maximum Utilization %
                                                          ---------------------

                o   Mortgage Loans delinquent in
                    payment more than 30 days and
                    less than 60 days are limited to                5%

                o   Manufactured Housing loans
                    (Agency eligible) up to $150,000
                    in principal                                    3%

                o   C grade mortgage loans                         15%

                o   Jumbo mortgage loans (>$300,000
                    but not More than $500,000
                    principal balance)                             15%

                o   Super Jumbo mortgage loans
                    (>$500,000 but not more than $1.5
                    million principal balance)                      5%

                o   Jumbo mortgage loans and Super Jumbo
                    mortgage loans together in aggregate           15%

                o   Mortgage loans with LTV >80%                   50%


ADVANCE
RATE: For all Fixed-Rate Eligible Assets other than second lien mortgage loans, 90% of the lesser of: (1) the net cash amount paid for the asset, (2) the unpaid principal amount of the underlying loan, or (3) market value.

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Confidential                       [a Delaware business trust to be determined].

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                For all Adjustable-Rate Eligible Assets other than second
                lien mortgage loans, 88% of the lesser of: (1) the net cash amount paid for the asset, (2) the unpaid principal amount of the underlying loan, or (3) market value.

                For all second lien mortgage loans, 75% of the lesser of:
                (1) the net cash amount paid for the loan, (2) the unpaid principal amount of the underlying loan, or (3) market value.

FACILITY FEE:   0.75% per annum on the amount of the Commitment, payable in two equal installments (at closing and six months thereafter).

INTEREST
RATES: The pricing rate with respect to each transaction will be 30-day reserve-adjusted LIBOR, floating daily, plus 2.00%;

SECURITY:       Perfected first lien on all residential mortgage loans funded under the facility (including "Wet" loans), all rights and takeout commitments (including hedge instruments related to collateral securing this Facility), all sale proceeds related thereto, including an assignment of takeout commitments as well as a priority lien on all second lien loans, and all receivables related to servicing advances. Collateral may be released to an investor by the Agent (in its capacity as documents custodian) on a bailee letter or pursuant to a bailee agreement. All loans will be shipped directly to the permanent investors by the custodian. Collateral released on a bailee letter or pursuant to a bailee agreement shall not be outstanding beyond 45 days. All payments from investors must come directly to the Agent.
                Borrower will provide the Agent with a list of Investors for approval.

CASH COLLATERAL
ACCOUNT: All principal & interest received by ABFS as servicer will be segregated and kept in a separate account at JPMorgan Chase Bank.

DOCUMENTATION:  For each mortgage loan purchased:
                    o ABFS will deliver to the Collateral Agent a Banking Package comprised of:
                        -   The original executed note;
                        - Recorded original (or if in the process of recordation a certified copy of the) Deed of Trust;
                        - Originally executed and notarized assignment in blank, in recordable form, plus originals or recording-officer certified copies of any intervening assignments, if applicable;
                        - Title Policy Commitment (or Title Insurance policy, if issued);
                        -   Power of Attorney, if applicable.

                    o   ABFS will hold, in trust for JPM:
                        -   Original casualty insurance policy;
                        -   Original appraisal;
                        -   Original assumption agreement, if any;
                        -   Buy-Down Agreement, if any; and
                        -   All other original documents.

MANDATORY
PREPAYMENTS:    Mandatory repurchases or the conveyance of additional
                appropriate Eligible Assets will be required in the amounts by which the amount outstanding under this facility exceeds 90% of the Market Value. Market value shall mean the value, determined in good faith by JPM in its sole good faith discretion, taking into account customary factors, such as market conditions and potential default of the Borrower or Guarantor. The Borrower or Guarantor will repurchase eligible Assets that become ineligible for any reason upon request by the Purchaser or Agent.
                Representations and warranties from ABFS and Subsidiaries customary to the sale of mortgage loans will be assigned to Purchaser.

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Confidential                       [a Delaware business trust to be determined].

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CONDITIONS
PRECEDENT TO
INITIAL BORROWING:   Usual for facilities and transactions of this nature,
                     including but not limited to:
                     1)   Execution and delivery of all documentation
                          satisfactory to JPM and its counsel;
                     2)   Absence of Default;
                     3)   Accuracy of Representations and Warranties;
                     4)   Legal opinion from counsel for ABFS satisfactory to
                          JPM and its counsel;
                     5)   Guarantor will have received additional warehouse line
                          commitments of at least $200,000,000 for a 364 day period or more.

CONDITIONS
PRECEDENT TO
ALL BORROWINGS:      Customary, including, but not limited to:
                     1)   All Representations and Warranties are true on and as
                          of the date of the borrowing as though made on and as of such date;
                     2)   No Event of Default, or event which with the giving of
                          notice or lapse of time or both would be an Event of Default, has occurred and is continuing, or would result from such borrowing
                     3)   A true sale opinion with respect to the sale of the
                          Mortgage Loans by the Guarantor to the Borrower and a non-consolidation opinion with respect to the Guarantor on the one hand and the Borrower on the other hand, each in form and substance acceptable to JPM;
                     4)   A favorable opinion of counsel from ABFS's counsel;
                          and
                     5)   This facility will not contravene any applicable law.

REPRESENTATIONS
AND WARRANTIES:      ABFS will make the customary Representations and Warranties at closing, including with respect to financial statements and other information furnished, no material adverse changes, litigation, compliance with laws (including ERISA and government agencies), insurance, taxes, properties and licenses.

EVENTS OF
DEFAULT: The credit agreement will contain customary default provisions appropriate in the context of the proposed transaction, including but not limited to the following:

                     o    Failure to pay principal, interest or fees when due;

                     o Failure to comply with any covenant of the credit agreement, the security agreement or any other loan document (subject to permitted grace period);

                     o Material breach of any Representation or Warranty in the credit agreement or any other loan document delivered to the Agent or any Lender;

                     o    Bankruptcy or insolvency of the Borrower or Guarantor;

                     o Material change in the executive management of the Guarantor;

                     o Failure of the Borrower or Guarantor to pay any debt when due, or upon the acceleration of such indebtedness, or upon a default under or in respect of such indebtedness which would, with or without the giving of notice or lapse of time or both, permit its acceleration;

                     o Guarantor shall have closed the credit facilities described as a Condition Precedent To Initial Borrowing within 60 days from the closing of this Facility.



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COVENANTS
APPLICABLE TO
THE SERVICER AND
PARTIAL GUARANTOR:   General:
                     --------

                     o Provision of Financial Statements, including monthly company prepared financial statements and an annual audited consolidated statement on ABFS and subsidiaries. This provision will include monthly, quarterly, and annual financial statements on the Borrower, [Delaware business trust to be named]. Annual audited consolidated statements will include an unaudited consolidating balance sheet and income statement audited by an independent public accounting firm.

                     o Provision of supplementary financial disclosures acceptable to JPMorgan, including a quarterly company prepared cash flow statement, monthly detailed repurchase activity report, and a monthly residual interest summary report.

                     o Provision of residual evaluation information quarterly in a format acceptable to the Agent;

                     o No mergers or acquisitions in which the corporate structure of the Borrower or Guarantor or Servicer does not remain intact or the Borrower is not the surviving entity;

                     o No additional debt except as permitted by the Credit Agreement.

                     Financial: (As measured on a consolidated basis)
                     ------------------------------------------------

                     1) ABFS will maintain a Minimum GAAP Net Worth of $36MM. GAAP Net Worth will be defined as Total Assets minus Total Liabilities.

                     2) ABFS will maintain a Minimum Adjusted Tangible Net Worth of $300MM. Adjusted Tangible Net Worth will be defined as GAAP Net Worth minus advances to affiliates and intangibles, plus Subordinated Debt with a maturity greater than one year and (plus or minus) net unrealized holding losses or gains, if any, on available-for-sale debt securities as required by FASB 115.

                     3) Total Liabilities to GAAP Net Worth plus subordinated debt with a maturity date beyond the maturity of this Facility will not exceed 4.0 to 1.0.

                     4) ABFS will maintain, at all times, minimum liquidity of $25MM in the form of unrestricted cash or cash equivalents;

                     5) ABFS will maintain a minimum subordinated debt level of $500MM and at no time will the amount of subordinated debt maturing within one year exceed 65% of the total outstanding subordinated debt amount;

                     6) The book value of repurchased assets shall not exceed 1.5% of ABFS' owned and managed servicing portfolio at any time.

                     7) ABFS must maintain a Total Delinquency Rate of less than 9.75% of the Company's owned and managed portfolio.

                     8) Any trigger event that ABFS elects not to cure that interrupts cash flow from any securitization trust and that continues for 90 days shall constitute an event of default.

                     9) Aggregate cash flow from all securitization trusts shall be greater than the average of the actual cash flow from the immediately preceding four quarters.

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                     10)  Dividends will be permitted to the extent that no
                          event of default exists or the payment of the dividend will not create an event of default.


INDEMNIFICATION:     ABFS will indemnify JPM against all losses, liabilities,
                     claims, damages or expenses relating to their loans, the commitments and the credit agreement due to willful misconduct or gross negligence by ABFS or subsidiaries. All payments to be free of all deductions, set-offs, counterclaims and withholding taxes.

LEGAL
EXPENSES:            ABFS shall be responsible for any and all legal fees, due
                     diligence and other out-of pocket costs incurred by JPM in setting up and administering the Facility (whether or not the Facility is consummated).

GOVERNING LAW:       State of New York




















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